Exhibit 99.4

April 25, 2014

Board of Directors

Pyramid Oil Company

2008 - 21st Street

Bakersfield, California 93301

Members of the Board of Directors:

We hereby consent to the use in the Registration Statement on Form S-4 of Pyramid Delaware Merger Subsidiary, Inc. and in the proxy statement/prospectus of Pyramid Oil Company and Yuma Energy, Inc., which is part of the Registration Statement, of our opinion dated February 5, 2014 appearing as Annex D to such proxy statement/prospectus, and to the description of such opinion and to the references to our name contained therein under the headings “Summary” and “The Merger.” In giving the foregoing consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

Roth Capital Partners, LLC